Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-48796, 333-63072, 333-63074, 333-103081 and 333-103082) and S-3 (File No. 333-86408) of Vicuron Pharmaceuticals Inc. of our report dated February 28, 2003, relating to the consolidated financial statements of Biosearch Italia S.p.A., which appears in this Current Report on Form 8-K.

PRICEWATERHOUSECOOPERS SPA

/s/ Carlo de Vilas
Carlo de Vilas Partner

Milan, Italy
June 6, 2003